 As filed with the U.S. Securities and Exchange Commission on March 10, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Archimedes tech SPAC Partners CO.

(Exact name of registrant as specified in its charter)

Delaware	6770	86-1286799
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Archimedes Tech SPAC Partners Co.
2093 Philadelphia Pike #1968
Claymont, DE 19703
(650) 560 4753

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen N. Cannon

Archimedes Tech SPAC Partners Co.

c/o Corporation Service Company

251 Little Falls Drive

Wilmington, DE 19808

(650) 560 4753

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Mitchell S. Nussbaum Giovanni Caruso Loeb & Loeb LLP 345 Park Avenues New York, New York 10145 (212) 407-4000 (212) 407-4990 — Facsimile	David Alan Miller, Esq. Jeffrey M. Gallant, Esq. Graubard Miller The Chrysler Building 405 Lexington Avenue New York, New York 10174 (212) 818-8800 (212) 818-8881 — Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒333-253108

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(6)
Units, each consisting of one Subunit and one-quarter of one Warrant(2)	2,300,000 Units	$10.00	$23,000,000	$2,509.30
Redeemable Warrants included as part of the Units(3)(4)(5)	575,000 Warrants	—	—	—
Shares of common stock underlying warrants included in the units	575,000 Shares	11.50	$6,612,500	721.43
Subunits included as part of the Units, each consisting of one share of common stock, $.0001 par value, and one-quarter of one Warrant(5)	2,300,000 Subunits	—	—	—
Shares of common stock included as part of the Subunits(3)	2,300,000 Shares	—	—	—
Redeemable Warrants included as part of the Subunits(3)(5)	575,000 Warrants	—	—	—
Shares of common stock underlying warrants included in the subunits	575,000 Shares	11.50	$6,612,500	721.43
Total			$36,225,000(6)	$3,952.15

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-253108).
(3)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(4)	Excludes the 575,000 redeemable warrants included as part of the subunits underlying the units.
(5)	No fee pursuant to Rule 457(g).
(6)	The Registrant previously registered securities having a proposed maximum aggregate offering price of $181,125,000 on its Registration Statement on Form S-1, as amended (File No. 333-253108), which was declared effective by the Securities and Exchange Commission on March 10, 2021. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $36,225,000 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462 (b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed with respect to the registration of 2,300,000 additional units of Archimedes Tech SPAC Partners Co., a Delaware corporation (the “Registrant”), each consisting of (i) one subunit consisting of one share of common stock, $.0001 par value per share, and one quarter of one warrant and (ii) and one quarter of one warrant, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. Each whole warrant entitles the holder thereof to purchase one share of common stock at a price of $11.50 per share, subject to certain adjustments, and only whole warrants are exercisable. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-253108) (the “Prior Registration Statement”), initially filed by the Registrant on February 12, 2021 and declared effective by the Securities and Exchange Commission on March 10, 2021. The required opinions of counsel and related consents and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (SEC File No. 333-253108) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit No.	Description

5.1	Opinion of Loeb & Loeb LLP

23.1	Consent of Marcum LLP

23.2	Consent of Loeb & Loeb LLP (included in Exhibit 5.1)

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Claymont, Delaware, on the 10th day of March, 2021.

ARCHIMEDES TECH SPAC PARTNERS

By:	/s/ Stephen N. Cannon
Name:	Stephen N. Cannon
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on March 10, 2021.

Name	Position

/s/ Eric R. Ball	Chairman of the Board of Directors
Eric R. Ball

/s/ Stephen N. Cannon	Chief Executive Officer & President
Stephen N. Cannon	(Principal Executive Officer)

/s/ Daniel Sheehan	Chief Operating Officer
Daniel Sheehan

/s/ Long Long	Chief Financial Officer
Long Long	(Principal Financial and Accounting Officer)

/s/ Bryant B. Edwards	Director
Bryant B. Edwards

/s/ Luc Julia	Director
Luc Julia

/s/ Rajan P. Pai	Director
Rajan P. Pai

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